CONSENT OF COUNSEL


     The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 of Trimeris, Inc.




/s/ PENNIE & EDMONDS LLP

PENNIE & EDMONDS LLP

New York, New York
May 21, 1999